UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2009

MORGAN STANLEY
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-11758	36-3145972
(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.
Item 8.01.         Other Matters.

     On May 31, 2009, Morgan Stanley and Citigroup Inc. (“Citi”) consummated the previously announced combination of Morgan Stanley’s Global Wealth Management Group and Citi’s Smith Barney, Quilter in the UK, and Smith Barney Australia into a new joint venture called Morgan Stanley Smith Barney Holdings LLC (“MSSB Holdings”). In connection with the closing, Morgan Stanley, Citi and MSSB Holdings entered into the Amended and Restated Joint Venture Contribution and Formation Agreement (the “Amended Contribution Agreement”), dated as of May 29, 2009, which amends the Joint Venture Contribution and Formation Agreement, dated as of January 13, 2009 (the “Contribution Agreement”). Among other things, the Amended Contribution Agreement amends the Contribution Agreement to provide for an “introducing broker” structure for a period of time after the closing of the combination. The Amended Contribution Agreement also provides that, subject to the receipt of necessary governmental and third-party approvals, Citi will transfer its managed futures business, which was not part of the original transaction, to MSSB Holdings, and Morgan Stanley will pay Citi $214.2 million in connection with this additional transfer. The parties expect to close this additional transfer in the near future. The foregoing description of the Amended Contribution Agreement is qualified in its entirety by the complete text of the Amended Contribution Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

     On June 1, 2009, Morgan Stanley and Citi issued a joint press release announcing the consummation of the joint venture. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety.

     Forward-Looking Statements

     Statements about the expected effects, timing, benefits, financial and operating results, synergies and cost savings related to the joint venture, the impact thereof on Morgan Stanley, and all other statements in this 8-K or incorporated herein by reference, other than historical facts, constitute forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect current estimates, projections and expectations. Any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. There are important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of Morgan Stanley, including (1) the risks associated with business combinations, including differences that could arise in the final allocation of purchase price to the carrying value of assets and liabilities, and in particular goodwill and/or intangibles, (2) the impact of general economic and industry conditions, (3) adverse changes in the stock markets, the public debt markets and other capital markets, including changes in interest rate conditions and the impact of such conditions on the joint venture’s business, (4) changes in retail investor participation in the markets, (5) capital expenditure requirements, (6) projected synergies and cost savings from the joint venture may be less than expected or may not be realized within the expected time frame, (7) the businesses that are contributed to the joint venture, including the managed futures business, may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, (8) operating costs, customer and employee loss and business disruption following the creation of the joint venture, including difficulties in maintaining relationships with employees and customers, (9) U.S. or foreign legislative or regulatory requirements applicable to Morgan Stanley or the joint venture, or changes in such requirements, including changes in trade, tax, monetary and fiscal policies and laws, as well as any changes in bank or broker-dealer regulation, may adversely affect the businesses in which the joint venture is engaged, (10) competition among financial services companies, including with respect to both customers and employees, and its effect on product and service pricing, joint venture operation costs, customer and financial advisor retention, other third-party relationships and revenues, (11) the impact of changes in accounting standards, rules or interpretations, (12) litigation liabilities, including costs, expenses, settlements and judgments which may adversely affect the joint venture or its business and (13) the impact of political conditions in the U.S. and abroad both generally and as they pertain to financial services companies specifically. The actual results or performance and expected synergies of the joint venture, as well as the value to Morgan Stanley of its interest in the joint venture, could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Morgan Stanley or the joint venture. For a discussion of additional risks and uncertainties that may affect the future results of Morgan Stanley, please see Morgan Stanley’s periodic reports filed with the Securities and Exchange Commission and available on www.sec.gov.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Joint Venture Contribution and Formation Agreement, dated as of May 29, 2009, by and between Citigroup Inc., Morgan Stanley and
Morgan Stanley Smith Barney Holdings LLC.
99.1	Joint Press Release of Morgan Stanley and Citigroup Inc., dated June 1, 2009.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2009                                                                      MORGAN STANLEY

By:   /s/ Marin M. Cohen
        Name: Martin M. Cohen
        Title: Assistant Secretary and Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amended and Restated Joint Venture Contribution and Formation Agreement, dated as of May 29, 2009, by and between Citigroup Inc., Morgan Stanley and Morgan Stanley Smith Barney Holdings LLC.

99.1	Joint Press Release of Morgan Stanley and Citigroup Inc., dated June 1, 2009.